UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange
7.00% tangible equity units	DYNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Vistra Operations Secured Notes Offering

On June 4, 2019, Vistra Operations Company LLC, a Delaware limited liability company (“Vistra Operations”) and an indirect, wholly owned subsidiary of Vistra Energy Corp., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Secured Notes Purchase Agreement”) by and among Vistra Operations, certain subsidiaries of the Company (the “Subsidiary Guarantors”), and Citigroup Global Markets Inc. as representative of the several initial purchasers named in Schedule I thereto (the “Secured Notes Initial Purchasers”). The Secured Notes Purchase Agreement provides for the offer and sale (the “Secured Notes Offering”) by Vistra Operations, and the purchase by the Secured Notes Initial Purchasers, of $2,000,000,000 aggregate principal amount of Vistra Operations’ 3.55% senior secured notes due 2024 and 4.30% senior secured notes due 2029 (collectively, the “Secured Notes”). The Secured Notes will be senior, secured obligations of Vistra Operations and will be fully and unconditionally guaranteed by certain of Vistra Operations’ current and future subsidiaries that also guarantee the Credit Agreement (as defined below). The Secured Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under the Credit Agreement, which consists of a substantial portion of the property, assets and rights owned by Vistra Operations and the subsidiary guarantors as well as the stock of Vistra Operations. The collateral securing the Secured Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

The Secured Notes Offering is expected to close on or about June 11, 2019, subject to customary closing conditions. The sale of the Secured Notes will not be not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Secured Notes will be sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Secured Notes Purchase Agreement contains customary representations, warranties, covenants and agreements by Vistra Operations, the Subsidiary Guarantors and the Secured Notes Initial Purchasers, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Secured Notes Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Secured Notes Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such description is qualified in its entirety by reference to the Secured Notes Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

The Company intends to use the net proceeds from the Secured Notes Offering together with cash on hand, to prepay certain amounts outstanding under the senior secured term loan under the Credit Agreement and to pay fees and expenses related to the Secured Notes Offering.

Additionally, certain affiliates of the Secured Notes Initial Purchasers are lenders under that certain credit agreement, dated October 3, 2016, by and among Vistra Operations, as borrower, the guarantors party thereto, the various lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (as amended, the “Credit Agreement”), and will receive a portion of the net proceeds from the Secured Notes Offering to the extent such proceeds are used to repay borrowings under the Credit Agreement. Further, the Secured Notes Initial Purchasers and their affiliates have performed commercial banking, investment banking and advisory services for the Company and Vistra Operations from time to time for which they have received customary fees and reimbursement of expenses. The Secured Notes Initial Purchasers or their affiliates may, from time to time, engage in transactions with and perform services for the Company and Vistra Operations in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Vistra Operations Unsecured Notes Offering

On June 6, 2019, Vistra Operations entered into a purchase agreement (the “Unsecured Notes Purchase Agreement”) by and among Vistra Operations, the Subsidiary Guarantors, and Goldman Sachs & Co. LLC as representative of the several initial purchasers named in Schedule I thereto (the “Unsecured Notes Initial Purchasers”). The Unsecured Notes Purchase Agreement provides for the offer and sale (the “Unsecured Notes Offering”) by Vistra Operations, and the purchase by the Unsecured Notes Initial Purchasers, of $1,300,000,000 aggregate principal amount of Vistra Operation’s 5.00% senior notes due 2027 (the “Unsecured Notes”).

The Unsecured Notes Offering is expected to close on or about June 21, 2019, subject to customary closing conditions. The sale of the Unsecured Notes will not be not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Unsecured Notes will be sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Unsecured Notes Purchase Agreement contains customary representations, warranties, covenants and agreements by Vistra Operations, the Subsidiary Guarantors and the Unsecured Notes Initial Purchasers, including indemnification for certain liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Unsecured Notes Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Unsecured Notes Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such description is qualified in its entirety by reference to the Unsecured Notes Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

The Company intends to use the net proceeds from the Unsecured Notes Offering to fund cash tender offers (the “Tender Offers”) to purchase for cash (i) any and all of its outstanding 7.375% Senior Notes due 2022 (the “2022 Notes”) and (ii) up to $760,000,000 aggregate principal amount (subject to increase or decrease by the Company) of its outstanding 7.625% Senior Notes due 2024 (the “2024 Notes”), and pay any related fees and expenses thereof, and for general corporate purposes. The Company has retained one of the Unsecured Notes Initial Purchasers to act as lead dealer manager in connection with the Tender Offers and has agreed to reimburse it for its reasonable out-of-pocket expenses.

Additionally, affiliates of the Unsecured Notes Initial Purchasers are lenders under the Credit Agreement, and will receive a portion of the net proceeds from the Unsecured Notes Offering to the extent such proceeds are used to repay borrowings under the Credit Agreement. Further, the Unsecured Notes Initial Purchasers and their affiliates have performed commercial banking, investment banking and advisory services for the Company and Vistra Operations from time to time for which they have received customary fees and reimbursement of expenses. The Unsecured Notes Initial Purchasers or their affiliates may, from time to time, engage in transactions with and perform services for the Company and Vistra Operations in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 8.01.	Other Events.

On June 4, 2019, the Company issued a press release announcing its intention to commence the Secured Notes Offering. A copy of this press release is furnished herewith as Exhibit 99.1. Also, on June 4, 2019, the Company issued a press release announcing the upsizing of the Secured Notes Offering and the pricing of the Secured Notes to be issued and sold pursuant thereto. A copy of this press release is furnished herewith as Exhibit 99.2.

On June 6, 2019, the Company issued a press release announcing its intention to commence the Unsecured Notes Offering. A copy of this press release is furnished herewith as Exhibit 99.3. Also, on June 6, 2019, the Company issued a press release announcing (i) the upsizing of the Unsecured Notes Offering and the pricing of the Unsecured Notes to be issued and sold pursuant thereto and (ii) the commencement of the Tender Offers. A copy of this press release is furnished herewith as Exhibit 99.4. The terms and conditions of the Tender Offers are described in the Offer to Purchase, dated as of June 6, 2019, and the Letter of Transmittal relating thereto.

This current report does not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1, 99.2, 99.3 and 99.4 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description

10.1	Purchase Agreement, dated June 4, 2019, by and among Vistra Operations Company LLC and Citigroup Global Markets Inc., on behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

10.2	Purchase Agreement, dated June 6, 2019, by and among Vistra Operations Company LLC and Goldman Sachs & Co. LLC, on and behalf of itself and the several Initial Purchasers named in Schedule I to the Purchase Agreement.

99.1	Press Release, dated June 4, 2019.

99.2	Press Release, dated June 4, 2019.

99.3	Press Release, dated June 6, 2019.

99.4	Press Release, dated June 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: June 6, 2019	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer